Exhibit 99.2

Team,

As you know, Archaea Energy was founded with a mission to build the world’s leading RNG development company to reduce global emissions and make multi-generational sustainability impacts. In a very short period of time, we have grown rapidly to become an industry-leading RNG platform in the U.S.

Today we have reached another major milestone in our mission.

Moments ago, we announced that Archaea has entered into a definitive agreement to be acquired by bp, which will further enable this business to realize its full potential. The press release announcing the news is attached.

After a thorough review, our Board of Directors determined that this transaction, combining our RNG assets and strong development backlog with bp’s existing bioenergy business and deep operational and financial resources, is the best way to enable Archaea to achieve its full potential for all of our stakeholders, while maximizing value for the company’s shareholders.

From a strategic perspective, bp is a highly complementary partner and a great fit for us. bp provides Archaea access to unmatched, world-class platforms, capabilities and capital resources for acceleration of our growth plans. We expect that our business will benefit from access to bp’s trading capabilities and broad customer base, further helping many of bp’s customers achieve their decarbonization goals.

bp has made it clear how much they admire our company and you, our talented team. They believe there is so much potential ahead as we continue to push forward our drive to foster clean energy growth and promote domestic energy reliance. Bioenergy is one of bp’s key transition growth engines, and bp has said that Archaea will be integral to its expansion in this area. And while they are already a leading marketer of natural gas in North America, our integration will expand their capabilities and footprint globally, accelerating our evolution into international markets.

Importantly, today’s news is just the first step in the process of the transaction. Until the transaction closes, which we are targeting by the end of 2022 assuming receipt of all required approvals, we must continue to operate business as usual, as we remain two separate companies. As with most transactions of this nature, the agreement is subject to approval by Archaea’s shareholders and regulatory authorities and the satisfaction of customary closing conditions.

I know you will have questions about what this means for Archaea and each of you as employees. Please understand that we do not yet have all the answers and there is only so much we can say now. What’s most important now is that we move forward as a team and appreciate the incredible opportunity that lies ahead of us. We will provide updates as they become available throughout the close and integration processes, and seek to answer as many of your questions as we are able to in the coming days and weeks.

Later today, we will be holding a virtual town hall at 9:45 am CT to share more details about the transaction. I encourage you to tune in. We also have an email – corporatecommunications@archaea.energy – dedicated to answering questions you may have following the Town Hall. We also encourage you to reach out to your manager following today’s virtual town hall.

As we enter this exciting new phase, I want to say “thank you” to all of you. Today’s news, and this incredible opportunity, would not be possible without all of your hard work and dedication. Our mission and the opportunities ahead are bigger than ever. I can’t wait to be a part of this next chapter with you.

Sincerely,

/s/ Nicholas Stork

Important Information and Where to Find It

This communication is made in respect of the pending merger involving Archaea Energy Inc. (the “Company”) and bp. The Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at www.archaeaenergy.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Post-Effective Amendment No. 1 to Form S-1 filed with the SEC on August 24, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed merger when they become available. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, which include all statements that do not relate solely to historical or current facts. Forward-looking statements may relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of any such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed merger, including the receipt of certain regulatory approvals; (iii) the failure to obtain the required stockholder approval; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers and others with whom it does business, in light of the proposed transaction; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed merger; (x) potential litigation relating to the merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, war or hostilities or the COVID-19 or other pandemic, as well as management’s response to any of the aforementioned factors; (xiv) the impact of adverse general and industry-specific economic and market conditions; and (xv) other risks described in the Company’s filings with the SEC, including the risks and uncertainties described in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or in the Company’s subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the Company’s management prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the merger and/or the Company’s consolidated financial condition, results of operations or liquidity. You should not place undue reliance on these forward-looking statements.

Forward-looking statements speak only as of the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.